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                                                                     Exhibit 23


                    CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Post-Effective Amendment No. 13 to the registration statement of Philip Morris Companies Inc. (the "Company") on Form S-14 (File No. 2-96149) and in the Company's registration statements on Form S-3 (File No. 333-35143) and Form S-8 (File Nos. 333-28631, 333-20747, 333-16127, 33-1479, 33-10218, 33-13210, 33-14561,
33-37115, 33-40110, 33-48781, 33-59109, 33-63975, 33-63977, 333-43478 and
333-43484) of our report dated January 29, 2001 relating to the financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated January 29, 2001 relating to the financial statement schedule, which appears in this Form 10-K.


                                           /s/ PricewaterhouseCoopers LLP

New York, New York
March 29, 2001